CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust:


We consent to the use of our report dated May 5, 2000 incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.



                                        /s/ KPMG LLP
KPMG LLP
Boston, Massachusetts
July 26, 2000